
IES
Electrical and
Communications
Services

Integrated Electrical Services, Inc.

3rd Quarter Results

August 10, 2010

Michael J. Caliel, President & CEO
Terry Freeman, SVP & CFO
Karen Roan, DRG&E

IES We power progress

Safe Harbor

- *Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.*

- *You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2009, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.*

- *Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.*

- *General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.*

Q3 Highlights

- Challenging economic conditions continue
  - Ongoing weakness in end markets
  - Projects delayed, deferred, or canceled
  - 3rd quarter results disappointing
- Backlog up 3% from Q2
  - 3rd consecutive quarter of backlog growth
- Significant new project awards in targeted markets
- Continued aggressive cost and liquidity management

Financial Highlights

($ Thousands)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Revenues	$ 121,405	$ 172,185	$ 349,272	$ 512,618
Gross profit	15,077	31,622	48,597	89,523
%	*12.4%*	*18.4%*	*13.9%*	*17.5%*
SG&A	21,098	26,838	66,075	82,668
%	*17.4%*	*15.6%*	*18.9%*	*16.1%*
Restructuring charges	-	633	763	3,774
Operating Income (Loss)	(5,908)	4,372	(18,076)	3,480
%	*-4.9%*	*2.5%*	*-5.2%*	*0.7%*
Net Income (loss)	(6,557)	1,297	(20,593)	(11)
Diluted Earnings per Share	$ (0.45)	$ 0.09	$ (1.43)	$ (0.00)

IES We power progress

Commercial & Industrial

($ Thousands)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Revenues	89,916	134,451	260,723	395,636
Gross profit	8,740	22,188	29,156	62,073
%	*9.7%*	*16.5%*	*11.2%*	*15.7%*
Selling, general and administrative	11,475	14,443	36,001	44,121
%	*12.8%*	*10.7%*	*13.8%*	*11.2%*
Restructuring charge	-	438	714	1,125
Operating Income (Loss)	(2,667)	7,546	(7,442)	17,257
%	*-3.0%*	*5.6%*	*-2.9%*	*4.4%*

IES We power progress

Residential

($ Thousands)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Revenues	31,489	37,734	88,549	116,982
Gross profit	6,337	9,434	19,441	27,450
%	*20.1%*	*25.0%*	*22.0%*	*23.5%*
Selling, general and administrative	6,086	8,042	18,635	25,703
%	*19.3%*	*21.3%*	*21.0%*	*22.0%*
Restructuring charge	-	260	-	1,981
Operating Income (Loss)	222	1,117	780	(263)
%	*0.7%*	*3.0%*	*0.9%*	*-0.2%*

Backlog

($ Millions)


289
241
237
251
259
Jun-09
Sep-09
Dec-09
10-Mar
10-Jun

We power progress

Q3 Balance Sheet Highlights

($ Thousands)

	June 30 2010	Sept. 30 2009
Cash	30,725	64,174
Current Assets	162,618	221,270
Current Liabilities	69,078	99,706
Working Capital	93,540	121,564
Total Debt	11,898	28,687
Total Equity	112,841	132,548
Backlog	259,285	240,548
Liquidity	40,313	76,695

IES We power progress

Summary

- Key project awards in targeted markets
- Continue to deliver exceptional safety performance
- Aggressively managing costs and liquidity – on pace to beat $85-90MM SG&A target for FY 2010
- Significant operating leverage as market recovers